Exhibit (a)(1)(E)

Offer to Purchase for Cash

by

CSC INVESTMENTS II LLC,

a wholly owned subsidiary of

OPTIMUM COMMUNICATIONS, INC.

For up to 120,000,000 shares of Class A Common Stock of Optimum Communications, Inc.
At a Purchase Price of $2.50 Per Share

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JUNE 30, 2026, UNLESS CSC INVESTMENTS II LLC EXTENDS OR EARLIER TERMINATES THE OFFER (SUCH DATE AND TIME, AS THEY MAY BE EXTENDED, THE “EXPIRATION TIME”).

June 1, 2026

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated June 1, 2026 (the “Offer to Purchase”), and the related Letter of Transmittal (the “Letter of Transmittal” and, together with the Offer to Purchase, as they may be amended or supplemented from time to time, the “Offer”), by CSC Investments II LLC, a Delaware limited liability company (“CSC Investments II”) and a wholly owned subsidiary of Optimum Communications, Inc., a Delaware corporation (“Optimum”), to purchase for cash up to 120,000,000 shares of Optimum’s Class A Common Stock, par value $0.01 per share (the “Class A Common Stock”), at an aggregate cost of no more than $300 million, upon the terms and subject to the conditions described in the Offer. The description of the Offer in this letter is only a summary and is qualified by all of the terms and conditions of the Offer set forth in the Offer to Purchase and Letter of Transmittal.

The consideration for each share of Class A Common Stock tendered and accepted for purchase pursuant to the Offer will equal $2.50 (the “Purchase Price”). The Purchase Price does not, and will not, include any amount with respect to dividends. If more than 120,000,000 shares of Class A Common Stock are validly tendered and not properly withdrawn as of the Expiration Time, CSC Investments II will accept for purchase 120,000,000 shares of Class A Common Stock. In that event, the shares of Class A Common Stock will be subject to proration, as described in the Offer to Purchase. For additional information with respect to proration, see Section 1 of the Offer to Purchase. Upon the terms and subject to the conditions of the Offer, if 120,000,000 or fewer shares of Class A Common Stock are validly tendered and not validly withdrawn, CSC Investments II will buy all shares validly tendered and not validly withdrawn.

CSC Investments II has reserved the right, in its sole discretion, to increase or decrease the consideration offered to stockholders pursuant to the Offer and to increase or decrease the amount of shares sought in the Offer, subject to applicable law. In addition, if more than 120,000,000 shares of Class A Common Stock are tendered in the Offer, CSC Investments II may accept for purchase at the Purchase Price pursuant to the Offer up to an additional 2.0% of Optimum’s outstanding shares of Class A Common Stock without extending the Expiration Time. CSC Investments II has also reserved the right, in its sole discretion, to terminate the Offer upon the occurrence of certain conditions more specifically described in Section 7 of the Offer to Purchase, or to amend the Offer in any respect, subject to applicable law.

Because of the proration, “odd lot” priority and conditional tender provisions described in the Offer to Purchase, all of the shares tendered may not be purchased. Shares not purchased in the Offer will be returned to the tendering stockholders promptly after the Expiration Time.

If the terms and conditions of the Offer have been satisfied or waived, and if more than 120,000,000 shares of Class A Common Stock are validly tendered, and not validly withdrawn prior to the Expiration Time, CSC Investments II will purchase shares of Class A Common Stock in the following order of priority:

•        First, all shares owned in “odd lots” (less than 100 shares) that have been validly tendered and not validly withdrawn prior to the Expiration Time (tenders of less than all of the shares owned by an odd lot holder will not qualify for this preference);

•        Second, all other tendered shares (other than conditionally tendered shares for which the condition was not satisfied) validly tendered (and not validly withdrawn prior to the Expiration Time), on a pro rata basis if necessary, with appropriate adjustments to avoid the purchase of fractional shares, until CSC Investments II has purchased 120,000,000 shares of Class A Common Stock; and

•        Third, if necessary to permit CSC Investments II to purchase 120,000,000 shares of Class A Common Stock, such shares conditionally validly tendered (and not validly withdrawn prior to the Expiration Time) for which the condition was not initially satisfied, to the extent feasible, by random lot (to be eligible for purchase by random lot, stockholders whose shares are conditionally tendered must have tendered all of their shares).

It is therefore possible that some or all of the shares you tender will not be purchased. See Sections 1 and 6 of the Offer to Purchase.

We are the holder of record (directly or indirectly) of shares held for your account. As such, we are the only ones who can tender your shares, and then only pursuant to your instructions. We are sending you the Letter of Transmittal for your information only; you cannot use it to tender shares we hold for your account.

Please instruct us, by completing the attached Instruction Form, as to whether you wish us to tender all or any portion of the shares we hold for your account on the terms and subject to the conditions of the Offer.

Please note the following:

1.      You may tender your shares at the Purchase Price determined by CSC Investments II in accordance with the terms of the Offer by checking the appropriate box on the Instruction Form.

2.      You should consult with your broker or other financial or tax advisor on the possibility of designating the priority in which your shares will be purchased in the event of proration.

3.      The Offer is not conditioned upon any minimum number of shares being tendered, nor subject to any financing condition. The Offer is, however, subject to other conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

4.      The Offer and withdrawal rights will expire at 5:00 p.m., New York City time, on June 30, 2026, unless the Offer is extended or terminated.

5.      The Offer is for up to 120,000,000 shares of Class A Common Stock. Assuming that the Offer is fully subscribed, the number of shares of Class A Common Stock that will be purchased under the Offer is 120,000,000, which represents approximately 40.9% of the issued and outstanding shares of Optimum’s Class A Common Stock as of May 27, 2026 (or approximately 25.2% of the total issued and outstanding common stock including both Class A Common Stock and Class B Common Stock) or, after giving effect to the Private Exchange Transaction (as defined in the Offer to Purchase), 42.5% of the issued and outstanding shares of Optimum’s Class A Common Stock as of May 27, 2026 (or approximately 30.6% of the total issued and outstanding common stock including both Class A Common Stock and Class B Common Stock).

6.      If you are an Odd Lot Holder (as such term is defined in the Offer to Purchase) and you instruct us to tender on your behalf all of the shares that you own prior to the Expiration Time, and check the box captioned “Odd Lots” on the attached Instruction Form, CSC Investments II, on the terms and subject to the conditions of the Offer, will accept all such shares for payment before any proration of the purchase of other tendered shares.

7.      If you wish to tender shares subject to the condition that all or a specified minimum number of your shares tendered must be purchased if any shares tendered are purchased, you may elect to do so by completing the section captioned “Conditional Tender” in the attached Instruction Form.

8.      Any tendering stockholder or other payee who is a United States Holder (as defined in Section 14 of the Offer to Purchase) and who fails to complete, sign and return to the Depositary (or other applicable withholding agent) the Internal Revenue Service (“IRS”) Form W-9 included with the Letter of Transmittal may be subject to United States federal income tax backup withholding of 24% of the gross proceeds paid to the stockholder or other payee pursuant to the Offer, unless such stockholder or other payee establishes that such stockholder or other payee is exempt from backup withholding.

9.      Any tendering stockholder or other payee who is a Non-United States Holder (as defined in Section 14 of the Offer to Purchase) must provide an appropriate IRS Form W-8, attesting to such stockholder’s or other payee’s exemption from backup withholding, unless such stockholder or other payee otherwise establishes an exemption from backup withholding. If a Non-United States Holder fails to provide an appropriate IRS Form W-8, such stockholder or payee may be subject to U.S. backup withholding, currently at a rate of 24%, or FATCA withholding (as described in Section 3 of the Offer to Purchase), at a rate of 30%, on the gross proceeds paid to such stockholder or payee pursuant to the Offer. Even if a Non-United States Holder has provided the required certification to avoid backup withholding, the Depositary or other applicable withholding agent will generally withhold tax at a 30% rate (subject to certain exceptions) on payments made to Non-United States Holders pursuant to the Offer. If this 30% withholding is applied to a payment, no separate backup withholding or FATCA withholding will be deducted from that same payment. The appropriate IRS form can be obtained from the IRS website at www.irs.gov. See Sections 3 and 14 of the Offer to Purchase.

Stockholders are urged to consult their own tax advisor to determine whether they are exempt from backup withholding, FATCA withholding, withholding and reporting requirements.

If you wish to have us tender all or any portion of your shares, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form. An envelope to return your Instruction Form to us is enclosed.

If you authorize us to tender your shares, we will tender all your shares unless you specify otherwise on the attached Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the Expiration Time. Please note that the Offer and withdrawal rights will expire at 5:00 p.m., New York City time, on June 30, 2026, unless the Offer is extended or terminated.

CSC Investments II is not making the Offer to, and will not accept any tendered shares from, stockholders in any jurisdiction where it would be illegal to do so. However, CSC Investments II will comply with the requirements of Rule 13e-4(f)(8) promulgated under the Securities Exchange Act of 1934, as amended. CSC Investments II is not aware of any jurisdiction where the making of the Offer is not in compliance with applicable law. If CSC Investments II becomes aware of any jurisdiction where the making of the Offer or the acceptance of shares pursuant to the Offer is not in compliance with any valid applicable law, CSC Investments II will make a good faith effort to comply with the applicable law. If, after such good faith effort, CSC Investments II cannot comply with the applicable law, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of shares in that jurisdiction. In any jurisdiction where the securities or blue sky laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on CSC Investments II’s behalf by one or more registered brokers licensed under the laws of such jurisdiction.

EACH OF CSC INVESTMENTS II’S AND OPTIMUM’S BOARD OF DIRECTORS HAS AUTHORIZED THE OFFER. HOWEVER, NONE OF CSC INVESTMENTS II, OPTIMUM, THE BOARD OF MANAGERS OF CSC INVESTMENTS II, THE BOARD OF DIRECTORS OF OPTIMUM, THE DEPOSITARY (AS DEFINED IN THE OFFER TO PURCHASE) OR THE INFORMATION AGENT (AS DEFINED IN THE OFFER TO PURCHASE) MAKES ANY RECOMMENDATION TO YOU AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING YOUR SHARES. CSC INVESTMENTS II AND OPTIMUM HAVE NOT AUTHORIZED ANY PERSON TO MAKE ANY SUCH RECOMMENDATION. YOU MUST MAKE YOUR OWN DECISIONS AS TO WHETHER TO TENDER YOUR SHARES AND, IF SO, HOW MANY SHARES TO TENDER. IN DOING SO, YOU SHOULD READ CAREFULLY THE INFORMATION CONTAINED IN, OR INCORPORATED BY REFERENCE IN, THE OFFER TO PURCHASE AND IN THE LETTER OF TRANSMITTAL, INCLUDING THE PURPOSE AND EFFECTS OF THE OFFER. YOU ARE URGED TO DISCUSS YOUR DECISIONS WITH YOUR OWN TAX ADVISOR, FINANCIAL ADVISOR AND/OR BROKER. NEXT ALT HAS INFORMED CSC INVESTMENTS II THAT IT WILL NOT PARTICIPATE IN THE OFFER.

INSTRUCTION FORM WITH RESPECT TO

Offer to Purchase for Cash

by

CSC INVESTMENTS II LLC,

a wholly owned subsidiary of

OPTIMUM COMMUNICATIONS, INC.

For up to 120,000,000 shares of Class A Common Stock of Optimum Communications, Inc.

At a Purchase Price of $2.50 Per Share

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated June 1, 2026 (the “Offer to Purchase”), and the related Letter of Transmittal (the “Letter of Transmittal,” and together with the Offer to Purchase, as they may be amended or supplemented from time to time, the “Offer”), by CSC Investments II LLC, a Delaware limited liability company (“CSC Investments II”) and a wholly owned subsidiary of Optimum Communications, Inc., a Delaware corporation (“Optimum”), to purchase for cash shares of Optimum’s Class A Common Stock, par value $0.01 per share, upon the terms and subject to the conditions described in the Offer.

The undersigned hereby instruct(s) you to tender to CSC Investments II the number of shares indicated below or, if no number is indicated, all shares you hold for the account of the undersigned, on the terms and subject to the conditions of the Offer.

In participating in the Offer, the undersigned acknowledges that: (1) the Offer is established voluntarily by CSC Investments II and Optimum, it is discretionary in nature and it may be extended, modified, suspended or terminated by CSC Investments II and Optimum as provided in the Offer to Purchase; (2) the undersigned is voluntarily participating in the Offer; (3) the future value of the shares is unknown and cannot be predicted with certainty; (4) the undersigned has received the Offer to Purchase and the Letter of Transmittal (as amended or supplemented); (5) any foreign exchange obligations triggered by the undersigned’s tender of shares or the receipt of proceeds are solely his or her responsibility; and (6) regardless of any action that CSC Investments II, Optimum, the Depositary or any other withholding agent takes with respect to any or all income/capital gains tax, social security or insurance tax, transfer tax or other tax-related items (“Tax Items”) related to the Offer and the disposition of shares, the undersigned acknowledges that the ultimate liability for all Tax Items is and remains his or her sole responsibility, except with respect to certain stock transfer taxes as described in Section 5 of the Offer to Purchase. In that regard, the undersigned authorizes the Depositary or other applicable withholding agent to withhold all applicable Tax Items that the Depositary or other applicable withholding agent is legally required to withhold. The undersigned consents to the collection, use and transfer, in electronic or other form, of the undersigned’s personal data as described in this document by and among, as applicable, CSC Investments II, Optimum, their subsidiaries, and third party administrators for the exclusive purpose of implementing, administering and managing his or her participation in the Offer.

The undersigned understands that Optimum holds certain personal information about him or her, including, as applicable, but not limited to, the undersigned’s name, home address and telephone number, date of birth, social security number or other identification number, nationality, any shares of Class A Common Stock held in Optimum, details of all options or any other entitlement to shares outstanding in the undersigned’s favor, for the purpose of implementing, administering and managing his or her stock ownership (“Data”). The undersigned understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Offer, that these recipients may be located in his or her country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than his or her country. The undersigned understands that he or she may request a list with the names and addresses of any potential recipients of the Data. The undersigned authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing his or her participation in the Offer, including any requisite transfer of such Data as may be required to a broker or other third party with whom the undersigned held any shares of Optimum’s Class A Common

Stock. The undersigned understands that Data will be held only as long as is necessary to implement, administer and manage his or her participation in the Offer. The undersigned understands that he or she may, at any time, view Data, request additional information about storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost. The undersigned understands, however, that refusing or withdrawing his or her consent may affect his or her ability to participate in the Offer. For more information on the consequences of his or her refusal to consent or withdrawal of consent, the undersigned understands that he or she may contact the Depositary.

Number of shares to be tendered by you for the account of the undersigned:                 shares. Unless otherwise indicated, it will be assumed that all shares held by us for your account are to be tendered.

ODD LOTS

(See Section 1 of the Offer to Purchase and Box 4 of the Letter of Transmittal)

Under certain conditions, stockholders holding fewer than 100 shares may have their shares accepted for payment before any proration of other tendered shares. This preference is not available to partial tenders or to beneficial or record holders of 100 or more shares in the aggregate, even if these holders have separate accounts or certificates representing fewer than 100 shares. Accordingly, this section is to be completed only if shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 shares. The undersigned either (check one box):

☐	is the beneficial or record owner of an aggregate of fewer than 100 shares, all of which are being tendered; or
☐

is a broker, dealer, commercial bank, trust company or other nominee that (a) is tendering for the beneficial owner(s), shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 shares and is tendering all of such shares.

CONDITIONAL TENDER

(See Section 6 of the Offer to Purchase and Box 5 of the Letter of Transmittal)

A tendering stockholder may condition his or her tender of shares upon CSC Investments II purchasing all or a specified minimum number of the shares tendered, as described in Section 6 of the Offer to Purchase. Unless at least the minimum number of shares you indicate below is purchased by CSC Investments II pursuant to the terms of the Offer, none of the shares tendered by you will be purchased. It is the tendering stockholder’s responsibility to calculate the minimum number of shares that must be purchased from the stockholder in order for the stockholder to qualify for sale or exchange (rather than distribution) treatment for U.S. federal income tax purposes. Stockholders are urged to consult with their own tax advisors before completing this section. No assurances can be provided that a conditional tender will achieve the intended U.S. federal income tax result for any stockholder tendering shares. Unless this box has been checked and a minimum number of shares specified, your tender will be deemed unconditional.

☐	The minimum number of shares that must be purchased from me/us, if any are purchased from me/us, is: __________ shares.

If, because of proration, the minimum number of shares designated will not be purchased, CSC Investments II may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his or her shares and checked this box:

☐	The tendered shares represent all shares held by the undersigned.

EVERYONE WISHING TO GIVE INSTRUCTIONS HEREBY MUST COMPLETE THE FORM BELOW

The method of delivery of this document is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

Signature(s):

Name(s):

(Please Type or Print)

Taxpayer Identification or Social Security Number:

Address(es):

Zip Code(s):

Daytime Area Code and Telephone Number:

Dated:        , 2026